As filed with the Securities and Exchange Commission on October 6, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENESTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2079805
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

23460 N. 19th Ave., Suite 110

Phoenix, Arizona 85027

(928) 779-4143

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel L. Fruendt

President and Chief Executive Officer

SenesTech, Inc.

23460 N. 19th Ave., Suite 110

Phoenix, Arizona 85027

(928) 779-4143

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian H. Blaney, Esq.
Katherine A. Beck, Esq.
Stephanie T. Graffious, Esq.
Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 800
Phoenix, Arizona 85016
(602) 445-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Selling Stockholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 6, 2023

SenesTech, Inc.

6,015,879 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of 6,015,879 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), representing Shares issuable upon the exercise of outstanding warrants to purchase up to 5,869,150 shares of Common Stock with a per share exercise price equal to $0.7202 (the “Common Stock Warrants”) and placement agent warrants to purchase up to 146,729 shares of Common Stock with a per share exercise price equal to $0.9003 (the “Placement Agent Warrants,” and together with the Common Stock Warrants, the “Warrants”). Upon any cash exercise of the Warrants by the Selling Stockholders, we will receive cash proceeds per share equal to the exercise price of the Warrants. If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.

The Selling Stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares in the section entitled “Plan of Distribution” on page 12. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions, and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (“SEC”).

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNES.” On October 5, 2023, the last reported sale price for our Common Stock on The Nasdaq Capital Market was $0.3890 per share. Our principal executive offices are located at 23460 N. 19th Ave., Suite 110, Phoenix, Arizona 85027, and our telephone number is (928) 779-4143.

This prospectus, including such information that is incorporated by reference, contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find Additional Information.”

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 5 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                            , 2023.

You should read this prospectus and the information incorporated by reference in this prospectus and any applicable prospectus supplement before making an investment in our securities. Please read “Where You Can Find Additional Information” for more information. We have not and the Selling Stockholders have not authorized anyone to provide you with any information or to make any representation, other than those contained in this prospectus and the documents incorporated by reference or any free writing prospectus we have prepared. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or incorporated by reference in this prospectus is accurate only as of its date, or the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

i

about this prospectus

The registration statement of which this prospectus forms a part that we have filed with the SEC, utilizing a shelf registration process, includes exhibits that provide more detail of the matters discussed in this prospectus. Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell the Shares described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. Neither we nor the Selling Stockholders have authorized anyone else to provide you with different information.

Neither we nor the Selling Stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or any related free writing prospectus. This prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any related free writing prospectus is delivered or securities are sold on a later date.

Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating as to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find Additional Information” in this prospectus. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless the context otherwise requires, references in this prospectus to “SenesTech,” “we,” “us,” “our” and “our company” refer to SenesTech, Inc., a Delaware corporation, and our subsidiaries. Our registered trademarks currently used in the United States include SenesTech, our logo, including “Sound science. Effective solutions.”, and Contrapest. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on our own internal estimates as well as independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). All statements other than statements of historical facts contained or incorporated herein by reference in this prospectus, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “suggests,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this prospectus include statements regarding:

●	our expectation to continue to pursue regulatory approvals and amendments to the existing U.S. registration for ContraPest to broaden the marketability and use of ContraPest, and if ContraPest begins to generate sufficient revenue, regulatory approvals for additional jurisdictions beyond the United States;

●	our belief that ContraPest is unique in the pest control industry in affecting the reproductive systems of both male and female rats;

●	our belief that our field data shows ContraPest will result in a sustained reduction of the rat population;

●	our belief that ContraPest is the first and only fertility control product designed to be non-lethal, registered with the EPA, for the management of rat populations;

●	our expectation to continue to incur significant expenses and operating losses in the foreseeable future;

●	our expectation our expenses to continue or increase in connection with our ongoing activities, particularly as we focus on marketing and sales of ContraPest;

●	our successful commercialization of ContraPest;

●	our ability to meet the minimum bid price requirement for continued listing under Nasdaq Listing Rule 5550(a)(2) and regain compliance with Rule 5550(a)(2);

●	our expectation that we will effectuate a reverse stock split of our Common Stock, par value $0.001 per share, at a ratio of not less than 1-for-2 and not more than 1-for-12;

●	our ability to obtain market acceptance of our products;

●	our ability to market our products and establish an effective sales force and marketing and distribution infrastructure to generate any revenue;

●	our ability to expand our research and development activities and advance the discovery and development programs for other product candidates;

●	our ability to retain, attract and integrate qualified personnel;

●	our estimates or expectations related to our revenue, cash flow, expenses, capital requirements and need for additional financing;

●	our belief that if we encounter continued issues or delays in the commercialization of ContraPest, our prior losses and expected future losses could have an adverse effect on our financial condition and negatively impact our ability to fund continued operations, obtain additional financing in the future and continue as a going concern;

●	our plans for our business, including for research and development;

●	the initiation, timing, progress and results of field studies and other studies and trials and our research and development programs;

●	our financial performance, including our ability to fund operations; and

●	developments and projections relating to our projects, competitors and our industry, including legislative developments and impacts from those developments.

These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and situations that are difficult to predict and that may cause our own, or our industry’s, actual results to be materially different from the future results that are expressed or implied by these statements. Accordingly, actual results may differ materially from those anticipated or expressed in such statements as a result of a variety of factors, including those discussed in Item 1A-“Risk Factors” of Part I of our Annual Report on Form 10-K, for the year ended December 31, 2022, filed with the SEC on March 17, 2023, and those contained from time to time in our other filings with the SEC. A number of factors could cause our actual results to differ materially from those indicated by the forward-looking statements. Such factors include, among others, the following:

●	the successful commercialization of our products;

●	market acceptance of our products;

●	our financial performance, including our ability to fund operations;

●	our ability to maintain compliance with Nasdaq’s continued listing requirements; and

●	regulatory approval and regulation of our products and other factors and risks identified from time to time in our filings with the SEC, including this prospectus.

All forward-looking statements included herein are based on information available to us as of the date hereof and speak only as of such date. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. The forward-looking statements contained in or incorporated by reference into this prospectus reflect our views as of the date of this prospectus about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance or achievements.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC, as described later in the prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, including the information incorporated by reference in this prospectus. You should read the entire prospectus and the information incorporated by reference herein carefully, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes, which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 17, 2023, and our unaudited financial statements and the related notes, which are incorporated by reference from our Quarterly Report on Form 10-Q for the three month period ended March 31, 2023, filed with the SEC on May 11, 2023, and our Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 2023, filed with the SEC on August 11, 2023. Please read “Where You Can Find Additional Information” on page 13 of this prospectus.

Our Company

Overview

We have developed and are commercializing a proprietary technology for managing animal pest populations, initially rat populations, through fertility control. Although there are myriad tools available to control rat populations, most rely on some form of lethal method to achieve effectiveness. Each of these solutions is inherently limited by rat species’ resilience and survival mechanisms as well as their extraordinary rate of reproduction. ContraPest®, our initial product, is unique in the pest control industry in affecting the reproductive systems of both male and female rats, which our field data shows will result in a sustained reduction of the rat population.

Rats have plagued humanity throughout history. They pose significant threats to the health and food security of many communities. In addition, rodents cause significant product loss and damage through consumption and contamination. Rats also cause significant damage to critical infrastructure by burrowing beneath foundations and gnawing on electrical wiring, insulation, fire proofing systems, electronics and computer equipment.

The most prevalent solution to rat infestations is the use of increasingly powerful rodenticides. Although these solutions provide short term results, there are growing concerns about secondary exposure and bioaccumulation of rodenticides in the environment, about the development of resistance over time, as well as concerns about rodenticides that have no antidotes. The pest management industry and pest management professionals (“PMPs”) are being asked by their customers and their communities for new solutions that are both effective and less toxic. Our goal is to provide customers with not only a highly effective solution to combat their most difficult rat problems, but also offer a non-lethal option to serve customers that are looking to decrease or remove the amount of rodenticide used in their pest control programs.

ContraPest is a liquid bait containing the active ingredients 4-vinylcyclohexene diepoxide (“VCD”) and triptolide, a botanically derived compound. ContraPest limits reproduction of male and female rats beginning with the first breeding cycle following consumption. ContraPest is currently being marketed for use in controlling Norway and roof rat populations.

We began the registration process with the United States Environmental Protection Agency (the “EPA”) for ContraPest on August 23, 2015. On August 2, 2016, the EPA granted an unconditional registration for ContraPest as a Restricted Use Product (“RUP”), due to the need for applicator expertise for deployment. On October 18, 2018, the EPA approved the removal of the RUP designation. In addition to the EPA registration of ContraPest in the United States, ContraPest must obtain registration from the various state regulatory agencies prior to selling in each state. We have received registration for ContraPest in all 50 states and the District of Columbia, 49 of which have approved the removal of the RUP designation.

We believe ContraPest is the first and only fertility control product designed to be non-lethal that has been registered with the EPA for the management of rat populations. In case studies, the addition of ContraPest to an integrated pest management system has improved the efficacy of the program up to 90% or more. ContraPest is marketed to PMPs for incorporation into their services, as well as to end users who wish to perform their own pest management. We have established a field sales force of six individuals who are arranged geographically as well as an e-commerce platform for direct sales to consumers.

In the first quarter of 2022, we received approval for and began marketing an additional dispenser format for ContraPest, the Elevate® Bait System with ContraPest. This system provides an additional delivery method particularly appropriate for roof rat populations or any rat infestations that manifest above ground.

We expect to continue to pursue regulatory approvals and amendments to the existing U.S. registration for ContraPest and regulatory approvals for additional jurisdictions beyond the United States. On April 1, 2023 and May 18, 2023, we signed distribution agreements for the commercialization of ContraPest in the Maldives and South Africa. In certain cases, our EPA and state registrations require completion of testing and certifications even though we have received approval for the product or its labelling. We continue to seek to comply with these requirements.

We also continue to research and develop enhancements to ContraPest that align with our target verticals and to develop other potential fertility control options for additional markets and species.

Our intellectual property portfolio supporting ContraPest consists of nine international patent filings (in the United States, Europe, Canada, Brazil, Russia, Japan, Mexico, South Korea and Australia) addressing the ContraPest compound. Claims directed toward the compound include composition-of-matter involving a diterpenoid epoxide or salts thereof in combination with an organic diepoxide and use claims for inducing follicle depletion and for reducing the reproductive capability of a mammalian animal or non-human mammalian population. Issued claims will have a patent term extending to 2033 or longer based on patent term determinations in each of the filing countries. The novelty of ContraPest extends to its method of field distribution and has required innovation to perfect the dosing of our product to rodents. We recently filed and received approval for a U.S. patent application covering our liquid delivery system, which is used in our EVO bait station. The patent will expire in 2038.

For a complete description of our business, financial condition, results of operations and other important information, please read our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and June 30, 2023. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Recent Developments

Warrant Repricing

On August 21, 2023, we entered into an inducement offer letter agreement (the “Letter Agreement”) with a certain holder (the “Holder”) who held certain of our existing warrants to purchase up to (i) 77,431 shares of our Common Stock issued on October 26, 2020 and subsequently amended on November 16, 2022, at an exercise price of $3.165 per share, as amended (the “October 2020 Warrants”), and (ii) 2,857,144 shares of Common Stock issued on November 18, 2022, at an exercise price of $3.165 per share (the “November 2022 Warrants” and together with the October 2020 Warrants, the “Existing Warrants”). Pursuant to the Letter Agreement, the Holder agreed to exercise the Existing Warrants for cash at a reduced exercise price of $0.7202 per share in consideration of our agreement to issue new Common Stock Warrants (the “New Warrants”). Upon exercise of the Existing Warrants, we issued to the Holder New Warrants to purchase an aggregate of 5,869,150 shares of Common Stock with an exercise price of $0.7202 per share (the “Warrant Repricing”). The Common Stock Warrants may be exercised at all times prior to either the fifth anniversary or thirteen month anniversary of their issuance date, as applicable.

We engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as our exclusive placement agent in connection with the transactions contemplated by the Letter Agreement. We also agreed to issue to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to 146,729 shares of common stock (representing 5% of the Existing Warrants being exercised) which will have the same terms as the New Warrants except the Placement Agent Warrants have an exercise price equal to $0.9003 per share (125% of the reduced exercise price of the Existing Warrants). Similar to the New Warrants, the Placement Agent Warrants are immediately exercisable from the date of issuance until the five year anniversary of such date.

The closing of the transactions contemplated pursuant to the Letter Agreement occurred on August 21, 2023 (the “Closing Date”) subject to satisfaction of customary closing conditions. We also agreed to file the registration statement of which this prospectus forms a part (the “Registration Statement”) providing for the resale of the New Warrant Shares issued or issuable upon the exercise of the New Warrants as soon as practicable after the Closing Date, and to use commercially reasonable efforts to have such Registration Statement declared effective by the SEC within 90 days following the date of the Letter Agreement and to keep the Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

Nasdaq Listing

As previously disclosed, on August 25, 2023, we received a letter from the listing qualifications staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) providing notification that the bid price for our Common Stock had closed below $1.00 per share for the previous 30 consecutive business days and our Common Stock no longer met the minimum bid price requirement for continued listing under Nasdaq Listing Rule 5550(a)(2) (the “Rule”). We were provided a period of 180 calendar days, or until February 21, 2024, in which to regain compliance with the Rule.

If we do not regain compliance with the Rule by February 21, 2024, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would need to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq would notify us that our securities would be subject to delisting. In the event of such notification, we may appeal the Staff’s determination to delist our securities. There can be no assurance that we will regain compliance with the Rule or maintain compliance with other Nasdaq continued listing requirements.

Reverse Stock Split

On August 18, 2023, our stockholders approved a reverse stock split of our Common Stock, par value $0.001 per share, at a ratio of not less than 1-for-2 and not more than 1-for-12, with the actual ratio to be determined by our board of directors (the “2023 Reverse Split”). Our board of directors has not yet chosen the ratio for, nor implemented, the 2023 Reverse Split.

Unless otherwise noted, the share numbers, option numbers, warrant numbers, other derivative security numbers and exercise prices appearing in this prospectus have not been adjusted to give effect to the potential 2023 Reverse Split.

Corporate and Other Information

We were incorporated in Nevada in July 2004 and reincorporated in Delaware in November 2015. Our principal executive offices are located at 23460 N. 19th Ave., Suite 110, Phoenix, AZ 85027, and our telephone number is (928) 779-4143. Our corporate website address is www.senestech.com. The information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in connection with making an investment decision.

SUMMARY OF THE OFFERING

The Selling Stockholders identified in this prospectus are offering on a resale basis an aggregate of 6,015,879 shares of Common Stock issuable upon the exercise of the Warrants.

Securities offered by the Selling Stockholders	Up to 6,015,879 shares of our Common Stock, par value $0.001 per share, consisting of (i) 5,869,150 shares of our Common Stock issuable upon the exercise of the Common Stock Warrants, and (ii) 146,729 shares of our Common Stock issuable upon the exercise of the Placement Agent Warrants.

Use of proceeds	We will not receive any of the proceeds from the sale of the Shares covered by this prospectus, except with respect to amounts received by us due to the exercise of any Warrants for cash. We intend to use the proceeds from the exercise of any Warrants for cash for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. See “Use of Proceeds.”

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” on page 5 of this prospectus and under similar headings in the documents incorporated by reference herein before deciding to invest in our securities.

Market for Common Stock	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNES.”

RISK FACTORS

Investing in our securities, including our Common Stock, involves a number of risks. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below and discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus, including our future reports on Form 10-K and 10-Q. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described below and under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K incorporated herein by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In such case, the trading price of our Common Stock could decline and investors could lose all or a part of the money paid to buy our securities. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of these and other factors.

See also the statements contained under the heading “Forward-Looking Statements.”

Summary Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, results of operations, financial condition, and prospects. These risks are discussed more fully below and include risks related to the following:

Risks Related to this Offering and the Proposed Reverse Stock Split

If we are unable to continue as a going concern, our securities will have little or no value.

We have incurred operating losses since our inception, and we expect to continue to incur significant expenses and operating losses for the foreseeable future. Our financial statements as of December 31, 2022 and 2021 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm included in its opinion for the years ended December 31, 2022, and 2021 an explanatory paragraph referring to our net loss from operations and net capital deficiency and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. If we encounter continued issues or delays in the commercialization of ContraPest or greater than anticipated expenses, our prior losses and expected future losses could have an adverse effect on our financial condition and negatively impact our ability to fund continued operations, obtain additional financing in the future and continue as a going concern. There are no assurances that such financing, if necessary, will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through financings, sales of our products, licensing fees, royalty payments or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our stockholders would likely lose most or all of their investment in us.

The sale of a substantial amount of our shares of common stock including resale of the Shares being registered hereunder in the public market could adversely affect the prevailing market price of our Common Stock.

We are registering for resale 6,015,879 shares of Common Stock. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Shares of Common Stock, and the market value of our other securities. We cannot predict if and when the Selling Stockholders may sell such Shares in the public markets. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Our reverse stock splits may decrease the liquidity of the shares of our Common Stock.

On October 12, 2022, our stockholders approved a reverse stock split of our Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-20, with the actual ratio to be determined by our board of directors. On November 15, 2022, the Reverse Split Committee of our board of directors approved a final split ratio of 1-for-20 to regain compliance with the Nasdaq minimum bid price requirement. On August 18, 2023, our stockholders approved the 2023 Reverse Stock Split by a ratio of not less than 1-for-2 and not more than 1-for-12, with the actual ratio to be determined by our board of directors. The liquidity of the shares of our Common Stock may be affected adversely by the reverse stock splits given the reduced number of shares that are outstanding following the reverse stock splits. In addition, the reverse stock splits increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following a reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that a reverse stock split, including the proposed 2023 Reverse Stock Split, will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve. Additionally, it cannot be assured that a reverse stock split, including the proposed 2023 Reverse Stock Split, will result in any sustained proportionate increase in the market price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions, and prospects for future success, which are unrelated to the number of shares of our Common Stock outstanding. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split.

We may not be able to comply with all applicable listing requirements or standards of The Nasdaq Capital Market and Nasdaq could delist our Common Stock.

Our Common Stock is listed on The Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards. Previously, on September 26, 2018, March 20, 2019, February 20, 2020, March 2, 2022 and, most recently, on August 25, 2023, we received a letter from the listing qualifications staff of Nasdaq providing notification that the bid price for our Common Stock had closed below $1.00 per share for the previous 30 consecutive business days and our Common Stock no longer met the minimum bid price requirement for continued listing under Nasdaq Listing Rule 5550(a)(2). In each case, in accordance with Nasdaq Listing Rule 5810(c)(3) (A), we were provided an initial period of 180 calendar days, or, most recently, until February 21, 2024, in which to regain compliance. To regain compliance, the closing bid price of our Common Stock had to be $1.00 per share or more for a minimum of 10 consecutive business days at any time before the expiration of the initial compliance period.

In the event that we would have been unable to regain compliance with Rule 5550(a)(2) during the initial compliance, Nasdaq rules provide that we may be eligible for an additional 180 calendar day compliance period. To qualify, we needed to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. The liquidity of the shares of our Common Stock may be affected adversely by the reverse stock splits we have undertaken to address such compliance failure, given the reduced number of shares that are outstanding following a reverse stock split. In addition, reverse stock splits may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

In the event that we are unable to establish compliance, or again become non-compliant, with Rule 5550(a)(2) and cannot re-establish compliance within the required timeframe, our Common Stock could be delisted from The Nasdaq Capital Market, which could have a material adverse effect on our financial condition and which would cause the value of our Common Stock to decline. If our Common Stock is not eligible for listing or quotation on another market or exchange, trading of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it would become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and there would likely be a reduction in our coverage by security analysts and the news media, which could cause the price of our Common Stock to decline further. In addition, it may be difficult for us to raise additional capital if we are not listed on a national securities exchange.

We do not intend to pay any cash dividends on Common Stock in the foreseeable future and, therefore, any return on your investment in Common Stock must come from increases in the fair market value and trading price of Common Stock.

We do not intend to pay any cash dividends on Common Stock in the foreseeable future and, therefore, any return on your investment in Common Stock must come from increases in the fair market value and trading price of Common Stock.

USE OF PROCEEDS

We are registering the Shares for resale by the Selling Stockholders. We will not receive any of the proceeds from the sale of the Shares covered by this prospectus, except with respect to amounts received by us due to the exercise of any Warrants for cash. If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.

We intend to use the proceeds from the exercise of any Warrants for cash for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus.

Dilution

This offering of the Shares by the Selling Stockholders on a continuous or delayed basis in the future will not result in a change to the net tangible book value per share before and after the distribution of the Shares by the Selling Stockholders. However, purchasers of the Shares from the Selling Stockholders will experience dilution to the extent of the difference between the amount per share paid and the net tangible book value per share of our Common Stock at the time of the purchase.

DESCRIPTION OF PRIVATE PLACEMENT

On August 21, 2023, we entered into the Letter Agreement with the Holder who held (i) the October 2020 Warrants to purchase up to 77,431 shares of our Common Stock at an exercise price of $3.165 per share, and (ii) the November 2022 Warrants to purchase up to 2,857,144 shares of Common Stock at an exercise price of $3.165 per share. Pursuant to the Letter Agreement, the Holder agreed to exercise the Existing Warrants for cash at a reduced exercise price of $0.7202 per share in consideration of our agreement to issue new Common Stock Warrants. Upon exercise of the Existing Warrants, we issued to the Holder New Warrants to purchase an aggregate of 5,869,150 shares of Common Stock with an exercise price of $0.7202 per share (the “Private Placement”). The New Warrants may be exercised at all times prior to either the fifth anniversary or thirteen month anniversary of their issuance date, as applicable. The Holder exercised the Existing Warrants on August 21, 2023, and the Company received gross proceeds of approximately $2.1 million from the exercise of the Existing Warrants as a result of such exercises and pursuant to the terms of the Letter Agreement.

We engaged Wainwright to act as our exclusive placement agent in connection with the transactions contemplated by the Letter Agreement. We also agreed to issue to Wainwright or its designees the Placement Agent Warrants to purchase up to 146,729 shares of common stock (representing 5% of the Existing Warrants being exercised) which will have the same terms as the New Warrants except the Placement Agent Warrants have an exercise price equal to $0.9003 per share (125% of the reduced exercise price of the Existing Warrants). Similar to the New Warrants, the Placement Agent Warrants are immediately exercisable from the date of issuance until the five year anniversary of such date.

Pursuant to the Letter Agreement, we are required to file the Registration Statement of which this prospectus forms a part under the Securities Act to register the resale of the Shares as soon as practicable following the Closing Date. This prospectus covers the resale of the shares of our Common Stock issuable upon the exercise of the Warrants.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders to offer for resale, from time to time, 6,015,879 Shares issuable upon the exercise of the Warrants. The Selling Stockholders acquired the Warrants in connection with the Letter Agreement and related transactions, and we are filing the Registration Statement of which this prospectus is a part pursuant to the Letter Agreement.

We do not know how long the Selling Stockholders will hold the Warrants, whether the Selling Stockholders will exercise the Warrants, and upon such exercise, how long such Selling Stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares.

The following table presents information regarding the Selling Stockholders and the Shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their holdings as of October 5, 2023, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the Selling Stockholders have sole or shared voting power or investment power as well as any shares the Selling Stockholders have the right to acquire within 60 days after the date of this table, including the Warrants. To our knowledge and subject to applicable community property rules, the Selling Stockholders named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Beneficially Owned After Offering(3)	Percentage of Beneficial Ownership After Offering(4)
Armistice Capital, LLC(5)	9,089,440	(6)	5,869,150	3,220,290	4.99%
Michael Vasinkevich(7)	226,956	(8)	94,090	132,866	1.41%
Noam Rubinstein(7)	111,489	(9)	46,220	65,269	*
Craig Schwabe(7)	11,935	(10)	4,952	6,983	*
Charles Worthman(7)	3,543	(11)	1,467	2,076	*

*	Less than 1%.

(1)	Consists of shares of Common Stock and shares of Common Stock issuable pursuant to the full exercise of the Warrants issued in the Private Placement and other warrants previously acquired from us.
(2)	Represents shares of Common Stock underlying the Warrants issued to the Selling Stockholders in the Private Placement. All of the Warrants that are exercisable for the Shares offered hereby contain certain beneficial ownership limitations, which provide that a holder of the Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding (each such limitation, a “Beneficial Ownership Limitation”).
(3)	Assumes all Shares offered by the Selling Stockholders hereby are sold and that the Selling Stockholders buy or sell no additional shares of Common Stock prior to the completion of this offering. We do not know when or in what amounts the Selling Stockholder may offer Shares for sale. The Selling Stockholder might not sell any or might sell all of the Shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the Shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Shares covered by this prospectus will be held by the Selling Stockholder, including Common Stock issuable upon exercise of the Warrants issued in the Private Placement.
(4)	Based on 9,295,364 shares of Common Stock, consisting of 3,279,485 shares of Common Stock outstanding as of October 5, 2023 and 6,015,879 Shares underlying the Warrants (assuming the full exercise of the Warrants).

(5)	The Common Stock and other securities are held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.
(6)

Consists of (i) 315,000 shares of Common Stock issued upon the exercise of the Existing Warrants in connection with the Warrant Repricing; (ii) 2,619,575 shares of Common Stock underlying the Existing Warrants exercised in August 2023, the issuance of which is held in abeyance subject to a beneficial ownership limitation provision in the warrant; and (ii) 6,154,865 shares of Common Stock issuable upon the exercise of outstanding warrants, including 5,869,150 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Repricing and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the Beneficial Ownership Limitation.

(7)	Referenced person is affiliated with Wainwright, a registered broker-dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022. Wainwright acted as our placement agent in our August 21, 2023 financing. Referenced person has sole voting and dispositive power over the securities held, acquired the securities in the ordinary course of business and, at the time the securities were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.
(8)	Consists of 226,956 shares of Common Stock issuable upon the exercise of outstanding warrants, including 94,090 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Repricing and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the Beneficial Ownership Limitation.
(9)	Consists of 111,489 shares of Common Stock issuable upon the exercise of outstanding warrants, including 46,220 Shares issuable upon the exercise of the Warrants issued in connection with Warrant Repricing and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the Beneficial Ownership Limitation.
(10)	Consists of 11,935 shares of Common Stock issuable upon the exercise of outstanding warrants, including 4,952 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Repricing and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the Beneficial Ownership Limitation.
(11)	Consists of 3,543 shares of Common Stock issuable upon the exercise of outstanding warrants, including 1,467 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Repricing and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the Beneficial Ownership Limitation.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through agreements between broker-dealers and the seller stockholder(s) to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver the Shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We agreed to keep this prospectus effective until the Selling Stockholders no longer own any Warrants and all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Shares being offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

The financial statements of the Company as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm (which report contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern, as described in Note 1 to the financial statements), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this registration statement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and relying on the Fixing America’s Surface Transportation Act, or the FAST Act, as a smaller reporting company, subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 17, 2023.

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 11, 2023 and August 11, 2023, respectively;

●	Definitive Proxy Statements on Schedule 14A, filed with the SEC on April 28, 2023 and July 31, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on January 5, 2023, February 16, 2023, April 12, 2023, April 24, 2023, June 27, 2023, August 21, 2023, August 22, 2023, and August 28, 2023; and

●	The description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on November 7, 2016, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on April 21, 2020).

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document. You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

SenesTech, Inc.

23460 N. 19th Ave., Suite 110

Phoenix, AZ 85027

Attn: Secretary

(928) 779-4143

We also maintain a website at www.senestech.com where incorporated reports or other documents filed with the SEC may be accessed. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The following table sets forth the anticipated costs and expenses payable by us (other than commissions and fees) in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$364.06
Legal fees and expenses	100,000.00
Accounting fees and expenses	5,000.00
Printing and miscellaneous fees and expenses	7,635.94
Total	$113,000.00

ITEM 15. Indemnification of Directors and Officers

The Registrant incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	Breach of director’s duty of loyalty to the corporation or its stockholders;

●	Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	Unlawful payment of dividends or unlawful purchase or redemption of shares; or

●	Transaction from which the director derives an improper personal benefit;

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	Indemnification for expenses or losses with respect to proceedings initiated by the director or officer, including any proceedings against the Registrant or its directors, officers, employees or other indemnitees and not by way of defense, with certain exceptions;

●	Indemnification for any proceeding if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

●	Indemnification for the disgorgement of profits arising from the purchase or sale by the director or officer of securities of the Registrant in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

●	Indemnification for the director or officer’s reimbursement to the Registrant of any bonus or other incentive-based or equity-based compensation previously received by the director or officer or payment of any profits realized by the director or officer from the sale of securities of the Registrant, as required in each case under the Exchange Act.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. Except as otherwise disclosed in our periodic reports incorporated by reference herein, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place, with limits of $20.0 million in the aggregate, that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description
4.1	Form of the Registrant’s Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on October 7, 2016 (File no. 333-213736))
4.2+	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2016 (File no. 001-37941)
4.3	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on November 16, 2017 (File no. 333-221433))
4.4	Form of Underwriter’s Warrant, as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 21, 2017 (File no. 001-37941))
4.5	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 20, 2018 (File no. 001-37941))
4.6	Form of Warrant issued to investors in Rights Offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2018 (File no. 001-37941))
4.7	Form of Warrant issued to dealer-manager in Rights Offering (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2018 (File no. 001-37941))
4.8	Warrant Agency Agreement, dated August 13, 2018, between the Registrant and Transfer Online, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2018 (File no. 001-37941))
4.9	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 17, 2019 (File no. 001-37941))
4.10	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 28, 2020 (File no. 001-37941))
4.11	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 28, 2020 (File no. 001-37941))
4.12	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2020 (File no. 001-37941))
4.13	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2020 (File no. 001-37941))
4.14+	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))
4.15	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 27, 2020 (File no. 001-37941))
4.16	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 27, 2020 (File no. 001-37941))
4.17	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 2, 2021 (File no. 001-37941)
4.18	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 2, 2021 (File no. 001-37941)
4.19	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 2, 2021 (File no. 001-37941)
4.20	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 23, 2021 (File no. 001-37941))
4.21	Form of Series A Warrant (incorporated by reference to Exhibit 4.21 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 15, 2022 (File no. 333-267991))
4.22	Form of Series B Warrant (incorporated by reference to Exhibit 4.22 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 15, 2022 (File no. 333-267991))
4.23	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.23 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 15, 2022 (File no. 333-267991))
4.24	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.24 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 15, 2022 (File no. 333-267991))

4.25	Form of SenesTech, Inc. Stock Option Grant Notice and Stand-Alone Option Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, filed with the SEC on February 10, 2023 (File no. 333-269686))
4.26	Form of SenesTech, Inc. Restricted Stock Unit Grant Notice and Stand-Alone Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8, filed with the SEC on February 10, 2023 (File no. 333-269686))
4.27	Form of Series C Warrant (incorporated by reference to Exhibit 4.28 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 12, 2023 (File no. 001-037941))
4.28	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.29 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 12, 2023 (File no. 001-037941))
4.29	Form of New Warrants (incorporated by reference to Exhibit 4.33 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 22, 2023 (File no. 001-37941))
5.1*	Legal Opinion of Greenberg Traurig, LLP
23.1*	Consent of M&K CPAS, PLLC, independent registered public accounting firm
23.2*	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereof)
107*	Filing Fee Table

*	Filed herewith.

+	Indicates a management contract or compensatory plan.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 6th day of October, 2023.

SENESTECH, INC.

By:	/s/ Joel L. Fruendt
Joel L. Fruendt
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel L. Fruendt and Thomas C. Chesterman, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel L. Fruendt	President and Chief Executive Officer	October 6, 2023
Joel L. Fruendt	(Principal Executive Officer)

/s/ Thomas C. Chesterman	Executive Vice President, Chief Financial Officer,	October 6, 2023
Thomas C. Chesterman	Treasurer and Secretary
(Principal Financial and Accounting Officer)

/s/ Jamie Bechtel	Chair of the Board	October 6, 2023
Jamie Bechtel

/s/ Delphine François Chiavarini	Director	October 6, 2023
Delphine François Chiavarini

/s/ Phil Grandinetti	Director	October 6, 2023
Phil Grandinetti

/s/ Jake Leach	Director	October 6, 2023
Jake Leach

/s/ Matthew K. Szot	Director	October 6, 2023
Matthew K. Szot